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                                                                   Exhibit 10.24

                              AMENDED AND RESTATED

                          INTERPORE INTERNATIONAL, INC.

                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN


        1. PURPOSE. The purpose of this Amended and Restated Interpore International, Inc. Employee Qualified Stock Purchase Plan (the "Q.S.P. Plan") is to assist employees of the Company and its Subsidiary Corporations in acquiring stock ownership interests in the Company, pursuant to a plan which qualifies as an "employee stock purchase plan" under Code Section 423. The Q.S.P. Plan is intended to help employees provide for their future security, and to encourage then to remain in the employ of the Company and its Subsidiary Corporations.

        2. DEFINITIONS. Whenever one of the following terms is used in the Q.S.P. Plan with the first letter or letters capitalized, it shall have the following meaning, unless the context clearly indicates to the contrary (such definitions to be equally applicable to the singular and plural forms of the terms defined):

           (a) "Administrator" shall mean the Company, acting through its chief executive officer or his or her delegate.

           (b) "Authorization Card" shall mean the form prescribed by the Administrator, which shall include a form of stock purchase agreement pursuant to which an Eligible Employee shall purchase shares of Stock under the Q.S.P. Plan and a form of payroll deduction authorization pursuant to which such Eligible Employee shall authorize the Company to deduct such Eligible Employee's contributions under the Q.S.P. Plan.

           (c) "Base Pay" shall mean gross pay received by an Employee on each Payday as cash compensation for services to the Company or a Subsidiary Corporation, excluding overtime payments, sales commissions, incentive compensation, bonuses and other special-payments, except to the extent that the inclusion of any such item is specifically designated by the Administrator.

           (d) "Board of Directors" shall mean the Board of Directors of the Company.

           (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

           (f) "Company" shall mean Interpore International, Inc., a California corporation.

           (g) "Eligible Employee" shall mean any Employee who satisfies the requirements of Section 4.

           (h) "Employee" shall mean any person who renders services to the Company or any of its Subsidiary Corporations in the status of an employee within the meaning of Code Section 3121(d). "Employee" shall not include any director of the Company or its Subsidiary Corporations who does not render services to the Company or any of its Subsidiary Corporations in the status of an employee within the meaning of Code Section 3121(d).

           (i) "Enrollment Period" shall mean the two week period preceding each Offering Period determined in accordance with Subsection 6(b).

           (j) "Offering Period" shall mean each six month period as provided in
Section 5. Options shall be granted on the first day of an Offering Period and exercised on the last day of Offering Period, as provided in Section 8.

           (k) "Option" shall mean an option granted to an Eligible Employee to purchase shares of Stock under the Q.S.P. Plan.



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           (l) "Option Price" shall mean the per share exercise price of shares of Stock to be purchased pursuant to an Option, as provided in Section 9.

           (m) "Parent Corporation" shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           (n) "Payday" of an Employee shall mean the regular and recurring established day for payment of cash compensation to Employees in the same classification or position.

           (o) "Q.S.P. Plan" shall mean the Interpore International, Inc. Amended and Restated Employee Qualified Stock Purchase Plan.

           (p) "Subsidiary Corporation" shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           (q) "Stock" shall mean the shares of the Company's Common Stock, $.01 par value.

        3. STOCK SUBJECT TO THE Q.S.P. PLAN.

           (a) Subject to Section 14, the shares of Stock which may be sold pursuant to Options granted under the Q.S.P. Plan shall not exceed 300,000 shares.

           (b) The Company shall reserve for issuance under the Q.S.P. Plan 300,000 shares of either the Company's authorized but unissued Stock or Stock held in the Company's treasury.

           (c) Any adjustment to the number of shares of Stock reserved for issuance under the Q.S.P. Plan shall be made only in accordance with Sections 14 (relating to recapitalization) and 17 (relating to amendments of the Q.S.P.
Plan).

        4. ELIGIBILITY. Each Employee who on the first day of any Enrollment
Period:

           (a) has been employed by the Company or any Subsidiary Corporation for not less than one (1) year;

           (b) is customarily employed by the Company or any Subsidiary Corporation for more than twenty (20) hours per week; and

           (c) is customarily employed by the Company or any Subsidiary Corporation for more than five (5) months per calendar year, shall become an Eligible Employee on such day.

        5. OFFERING PERIODS.

           Options shall be granted under the Q.S.P. Plan in successive six month Offering Periods until the earlier of the maximum number of shares subject to sale pursuant to Options have been sold, or the Q.S.P. Plan is terminated. The Administrator shall determine, in its discretion, the date of commencement of each Offering Period; provided, that no Offering Period shall commence during any other Offering Period.

        6. PARTICIPATION IN THE Q.S.P. PLAN.

           (a) Each Eligible Employee may elect to participate in the Q.S.P. Plan for an Offering Period by submitting to the Administrator a completed and executed Authorization Card in accordance with subsection (b). An



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Eligible Employee who elects to participate in the Q.S.P. Plan for an Offering
Period shall elect on such Authorization Card a whole percentage of Base Pay (such percentage not to exceed 10% of Base Pay) to be withheld by payroll deduction, which, upon the exercise of the Option granted to such Eligible Employee with respect to such Offering Period, shall be contributed to the Company as payment for shares of Stock purchased pursuant to the Option.

           (b) The Authorization Card must be submitted to the Administrator during the two-week period commencing one month prior to the first day of the Offering Period and ending two weeks prior to the first day of the Offering Period in order to participate in the Q.S.P. Plan during such Offering Period.

           (c) Except as otherwise provided in subsection (b) and Section 11, an Employee's Authorization Card shall operate with respect to each Offering Period commencing after delivery of the Authorization Card to the Administrator for which such Employee is an Eligible Employee.

        7. PAYROLL DEDUCTIONS.

           (a) Cash compensation payable to an Eligible Employee who elects to participate in the Q.S.P. Plan for an Offering Period shall be reduced each Payday through payroll deductions by an amount equal to the whole percentage of Base Pay payable on such Payday elected by the Eligible Employee under Section 6.

           (b) The amount of each Eligible Employee's payroll deduction shall be held by the Company and credited to an account established for such Eligible Employee. Neither the Company nor any Subsidiary Corporation shall pay any interest on the funds credited to an Eligible Employee's account under the Q.S.P. Plan.

           (c) An Eligible Employee participating in the Q.S.P. Plan may change his or her payroll deduction percentage for any Offering Period by submitting a new Authorization Card to the Administrator during the Enrollment Period for such Offering Period. Such change in payroll deduction percentage shall become effective on the first day of the Offering Period.

           (d) During a leave of absence from the Company or a Subsidiary Corporation which is approved by the Company or Subsidiary Corporation, as applicable, and which meets the requirements of Treasury Regulation Section 1.421-7(h)(2), an Eligible Employee may continue to participate in the Q.S.P. Plan by making cash payments to the Company on each Payday equal to the dollar amount of the payroll deduction made for such Eligible Employee for the Payday next preceding the first day of such Eligible Employee's leave of absence.

        8. GRANT OF OPTIONS; EXERCISE OF OPTIONS.

           (a) Each Eligible Employee participating in the Q.S.P. Plan shall be granted an option on the first day of the Offering Period for each Offering Period for which such Eligible Employee elects to participate. The term of each Option shall end on the last day of the Offering Period for which the Option is granted, and such Option shall expire immediately thereafter. The number of shares of Stock subject to each Option shall be the quotient of the total payroll deductions made for the Eligible Employee during the Offering Period, divided by the Option Price, excluding fractional shares of Stock; provided, however, that the number of shares of Stock subject to each Option shall not exceed 5,000 shares.

           (b) Except as otherwise provided in subsection (c), each Eligible Employee participating in the Q.S.P. Plan shall be deemed to have exercised his or her Option on the last day of the Offering Period, to the extent that the balance of payroll deductions credited to such Eligible Employee's account under the Q.S.P. Plan is sufficient to purchase, at the Option Price, whole shares of Stock. No fractional shares of Stock shall be purchased upon the exercise of the Option and any funds credited to such Eligible Employee's account, remaining after the purchase of whole shares of Stock upon exercise of an option, shall remain credited to such Eligible Employee's account and carried forward for purchase of shares of Stock pursuant to the Option, if any, granted to such Eligible Employee for the next following offering Period.



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           (c) An Eligible Employee's Option shall not be exercised on the last day of the offering Period if such Eligible Employee instructs the Administrator in writing at least two weeks prior to the last day of the Offering Period that such Option is not to be exercised. As soon as practicable after receipt of such instruction, the Administrator shall pay to such Eligible Employee in cash in one lump sum the balance of payroll deductions credited to such Eligible Employee's account under the Q.S.P. Plan, without the payment of any interest thereon.

           (d) If the total number of shares of Stock for which options are to be exercised on any date exceeds the number of shares remaining unsold under the Q.S.P. Plan (after deduction of all shares for which Options have theretofore been exercised), the Administrator shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and any balance of payroll deductions credited to the accounts of Eligible Employees which have not been applied to the purchase of shares of Stock shall be paid to such Eligible Employees in cash in one lump sum as soon as practicable, without payment of any interest thereon.

           (e) Notwithstanding any provision in this Section to the contrary, an Eligible Employee shall not be granted an Option:

               (i) if, immediately after the Option is granted, such Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, any Parent Corporation or any Subsidiary Corporation. For purposes of determining stock ownership under this paragraph, the rules of Code Section 425(d) shall apply and stock which an Eligible Employee may purchase under outstanding options held by such Eligible Employee shall be treated as stock owned by such Eligible Employee; or

               (ii) which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation, which qualify under Code Section 423, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purpose of the limitations imposed by this paragraph, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option (but in no case may such rate exceed $25,000 of fair market value of such stock determined at the time such option is granted for any one calendar year), and a right to purchase stock which has accrued under the option may not be carried over to any other option.

        9. OPTION PRICE.

           (a) The per share exercise price of each option (the "Option Price") shall be an amount equal to the lesser of:

               (i) 85% of the fair market value of a share of Stock on the date the Option is granted (the first day of the Offering Period); or

               (ii) 85% of the fair market value of a share of the Stock on the date such option is exercised (the last day of the Offering Period).

           (b) For purposes of subsection (a), the fair market value of a share of Stock as of a given date shall be:

               (i) the closing price of a share of Stock on the principal exchange on which shares of Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred;

               (ii) if such Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the last sales price (if the Stock is then listed as a National Market issue under the NASD National Market System) or the mean between the closing representative bid and asked prices (in all other cases) for the Stock of such date as reported by NASDAQ or a successor quotation system;



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               (iii) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Committee; or

               (iv) if the Stock is not publicly traded, the fair market value established by the Administrator acting in good faith.

        10. ISSUANCE OF CERTIFICATES.

           (a) The Administrator shall, as soon as practicable after the exercise of any Option, deliver to the Eligible Employee exercising the Option a certificate evidencing the whole shares of Stock purchased by such Eligible Employee under the Q.S.P. Plan from funds credited to such Eligible Employee's account.

           (b) In the event the Administrator is required to obtain authority to issue certificates for any shares of Stock purchased by an Eligible Employee under the Q.S.P. Plan from any commissioner or agency, the Administrator will seek to obtain such authority. If the Administrator in unable, after reasonable efforts, to obtain such authority, the Administrator, the Company and any Subsidiary Corporations shall be relieved from all liability, and each such Eligible Employee shall be paid the balance of payroll deductions credited to such Eligible Employee's account under the Q.S.P. Plan in cash in one lump sum as soon as practicable, without the payment of any interest thereon.

        11. CESSATION OF PARTICIPATION.

           (a) Except as otherwise provided in Subsection 7(d), an Eligible Employee shall cease to participate in the Q.S.P. Plan in the event that:

               (i) the Administrator receives written instructions from the Eligible Employee to terminate such Eligible Employee's participation in the Q.S.P. Plan;

               (ii) the Eligible Employee resigns or is discharged from employment by the Company or a Subsidiary Corporation, or has a leave of absence from the Company or a Subsidiary Corporation which is not approved by the Company or a Subsidiary Corporation or which does not meet the requirements of Treasury Regulation Section 1.421-7(h)(2); or

               (iii) the Employee dies.

           (b) Upon cessation of participation by an Eligible Employee, such Eligible Employee's payroll deductions shall cease. If such cessation of participation occurs during the last two weeks of an Offering Period, such Eligible Employee's Option shall be exercised on the last day of the Offering Period in accordance with Section 8(b). Upon cessation of participation at any other time, any balance of payroll deductions credited to such Eligible Employee's account under the Q.S.P. Plan shall be paid to the Employee in cash in one lump sum as soon as practicable after cessation of participation, without payment of any interest thereon.

           (c) An Eligible Employee shall not be eligible to participate in the Q.S.P. Plan during the Offering Period which immediately follows the Offering Period during which such Employee voluntarily terminated participation in the Q.S.P. Plan under paragraph (a)(i).

         12. TRANSFER OF OPTION. Options granted pursuant to the Q.S.P. Plan shall not be transferable by an Eligible Employee, other than by will or the laws of descent and distribution, and shall be exercisable during the Eligible Employee's lifetime only by such Eligible Employee.

         13. BENEFICIARY.

           (a) Each Eligible Employee shall designate on his or her Authorization Card a beneficiary or beneficiaries and may, without such beneficiaries consent, change such designation. Any designation shall be effective



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only after it is received by the Administrator and shall be controlling over any disposition by will or otherwise. Upon the death of an Eligible Employee, the balance of payroll deductions credited to such Eligible Employee's account shall be paid or distributed to the designated beneficiary or beneficiaries or, in the absence of such designation, to the executor or administrator of the Eligible Employee's estate, and, in either event, neither the Administrator, the Company nor any Subsidiary Corporation shall be under any further liability to anyone.

        14. RECAPITALIZATION. If there shall be any change in the Stock subject to the Q.S.P. Plan or the Stock subject to any Option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2% of the fair market value of the Stock) or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Administrator to the aggregate number of shares subject to the Q.S.P. Plan and the number of shares and the price per share subject to outstanding Options in order to preserve, but not to increase, the benefits of the Eligible Employees hereunder; provided, however, that subject to any required action by the shareholders, if the Company shall not be the surviving corporation in any such merger, consolidation or reorganization, every Option outstanding shall terminate, unless the surviving corporation shall (subject to applicable provisions of the Code) issue a new option therefor or assume (with appropriate changes) the existing Option. If the Option shall terminate by reason of such merger, consolidation, or reorganization, then any provision herein to the contrary notwithstanding, any option held by an Eligible Employee may be exercised, in whole or in part, by such Eligible Employee at any time prior to or concurrently with consummation of such merger, consolidation or reorganization.

        15. RIGHTS AS A SHAREHOLDER. An Eligible Employee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options until the date of the issuance of a certificate for such shares of Stock. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as otherwise expressly provided herein.

        16. COSTS; INDEMNIFICATIONS.

           (a) All costs and expenses incurred in administering the Q.S.P. Plan shall be paid by the Company.

           (b) In addition to such other rights of indemnification as the Administrator may have as a director or officer of the Company, the Company shall indemnify and hold the Administrator harmless against any and all liability, loss, costs, damages, attorneys' fees and other expenses the Administrator may sustain or incur in connection with administration of the Q.S.P. Plan, except for liability, loss, costs, damages, attorneys' fees and other expenses caused by the negligence of the Administrator or his agent; provided, that within 60 days after the institution of any action, suit or proceeding the Administrator shall in writing offer the Company the opportunity to handle, prosecute or defend the same, at the Company's own expense. The Administrator shall have the right, but not the obligation, to adjust, settle, or compromise any claim, obligation, debt, demand, suit or judgment against the Administrator, and if such settlement is approved by independent legal counsel selected by the Company then the Company shall reimburse the Administrator for all sums of money the Administrator may pay or become liable to pay against which the Administrator is indemnified hereunder.

        17. AMENDMENT OR TERMINATION OF THE Q.S.P. PLAN. The Board of Directors may at any time, with respect to any shares of Stock not then subject to Options suspend or terminate the Q.S.P. Plan, and may amend the Q.S.P. Plan from time to time as the Board of Directors may deem advisable; provided, however, that except as provided in Section 14 hereof, the Board of Directors shall not amend the Q.S.P. Plan in the following respects without the affirmative vote of approval by a majority of the outstanding shares of Stock of the Company:

           (a) To increase the maximum number of shares of Stock subject to the Q.S.P. Plan;

           (b) To change the designation or class of employees eligible to receive Options under the Q.S.P. Plan; or

           (c) In any manner which would cause the Q.S.P. Plan to no longer be an employee stock purchase plan under Code Section 423.



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        18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options shall be deposited in the account of the general corporate funds of the Company.

        19. APPROVAL OF SHAREHOLDERS. The Q.S.P. Plan shall become effective on the date of the affirmative vote by a majority of the outstanding shares of Stock of the Company approving the Q.S.P. Plan (which approval must occur within 12 months before or after the date the Q.S.P. Plan is adopted by the Board of Directors).

        20. NO RIGHTS AS AN EMPLOYEE. Nothing in the Q.S.P. Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the right of the Company to terminate the employment of any person at any time with or without cause.

        21. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Q.S.P. Plan.

        22. CONFORMITY TO SECURITIES LAWS. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Q.S.P. Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                                    * * * * *

        I hereby certify that the foregoing Amended and Restated Q.S.P. Plan was adopted by the Board of Directors of Interpore International, Inc. on this ____ day of March, 1999.



                      ------------------------------------------------
                      Richard L. Harrison, Secretary



        I hereby certify that the foregoing Q.S.P. Plan was duly approved by affirmative vote of a majority of the outstanding shares of Stock of the Company at the Annual Meeting of Stockholders of Interpore International, Inc. on May 21, 1999.

        Executed on this _____ day of ____________, 1999.




                      ------------------------------------------------
                      Richard L. Harrison, Secretary



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